CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Arhaus, Inc. of our report dated July 30, 2021 relating to the financial statement of Arhaus, Inc., which appears in Arhaus, Inc.'s prospectus filed pursuant to Rule 424(b) in connection with the Registration Statement on Form S-1 (No. 333-260015). /s/ PricewaterhouseCoopers LLP Cleveland, Ohio December 16, 2021 Exhibit 23.3